Exhibit 10.5

Initial Director Grant

MONSTER WORLDWIDE, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT

THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT (the “Agreement”) is made, effective as of [                    ], 200[  ] (the “Grant Date”), by and between MONSTER WORLDWIDE, INC., a Delaware corporation (hereinafter called the “Company”), and [                                            ] (hereinafter called the “Non-Employee Director”).

W I T N E S S E T H:

WHEREAS, the Board Committee desires to award to the Non-Employee Director pursuant to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), shares of Common Stock upon such terms and subject to such forfeiture and other conditions as set forth in this Agreement (the “Restricted Stock”).

NOW, THEREFORE, the parties hereto agree as follows:

1.             Grant of the Restricted Stock.  Subject to the terms and conditions of the Plan and this Agreement, the Non-Employee Director is awarded as Restricted Stock [          ] shares of Common Stock for a purchase price of zero ($0.00).  The Restricted Stock shall vest and become nonforfeitable, if at all, in accordance with Section 2 hereof.

2.             Vesting.

(a)           The Restricted Stock granted to the Non-Employee Director shall vest and become nonforfeitable immediately on the Grant Date as to 50% of the Restricted Stock and, subject to the Non-Employee Director’s continuous service as a member of the Board of the Company, the remaining 50% of the Restricted Stock shall vest and become nonforfeitable on the first anniversary of the Grant Date (each a “Restricted Stock Vesting Date”).  In the event the above vesting schedule results in the vesting of any fractional share of Common Stock, such fractional share of Common Stock shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional share of Common Stock aggregates a whole share of Common Stock.

(b)           If the Non-Employee Director’s service as a member of the Board terminates for any reason (including as a result of the Non-Employee Director’s failure to be renominated or reelected as a director or the Non-Employee Director’s death or disability) or no reason, then the Restricted Stock, to the extent not then vested, shall be forfeited by the Non-Employee Director to the Company without consideration.

(c)           Notwithstanding any other provision of this Agreement to the contrary, in the event that a Change in Control shall occur prior to the date that all of the Restricted Stock is vested, then to the extent not previously forfeited all of the unvested Restricted Stock shall vest effective upon the date of the Change in Control.

(d)           In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Section 2 is not a Business Day, the vesting shall automatically be delayed until the first Business Day following that calendar date.  “Business Day” means a date on which commercial banks in New York, New York are open for general business.

3.             Definitions.   Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Plan.

4.             Delivery of Restricted Stock.  The Restricted Stock hereby awarded shall be maintained in “book-entry” form, registered in the Non-Employee Director’s name on the stock transfer books of the Company, and no actual certificates therefore shall be delivered by the Company.  Upon vesting, a stock certificate evidencing the Restricted Stock shall be issued by the Company.  The Non-Employee Director shall be the record owner of the Restricted Stock until such Restricted Stock is forfeited pursuant to Section 2 hereof.  As record owner, the Non-Employee Director shall be entitled to all rights of a holder of the Common Stock, except that (1) any and all shares of Common Stock received by the Non-Employee Director with respect to the unvested Restricted Stock as a result of a stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation shall be deemed to be Restricted Stock subject to all of the provisions of this Agreement and shall vest at the same time as the Restricted Stock giving rise to such additional shares received, and (2) until the Restricted Stock Vesting Date, the Restricted Stock shall be subject to the limitations on transfer set forth in the Plan and Section 8 of this Agreement, and the Company may so limit transfers of the Restricted Stock on its books.  The Non-Employee Director agrees to take such action and execute such instruments which the Company may deem necessary or advisable to accept, maintain, receive or transfer the Restricted Stock in accordance with the Plan and this Agreement.

5.             No Right to Continue as a Non-Employee Director.  Nothing in this Agreement shall give the Non-Employee Director any right to continue as a director of the Company.

6.             Plan Provisions.  The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern.  The Non-Employee Director acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

7.             Binding Effect; Headings.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

8.             Non-Assignability, Etc.  The Restricted Stock may not be assigned, alienated, pledged, attached, hypothecated, sold or otherwise transferred or encumbered by the Non-Employee Director and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the Restricted Stock shall be void and unenforceable against the Company.

9.             Securities Law; Insider Trading.  The Board Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that the Plan, this Agreement and the issuance and resale or any securities comply with all applicable securities laws, including without limitation Rule 16b-3 under the Exchange Act and the Securities Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Non-Employee Director hereunder contain a restrictive legend in such form and substance as may be determined by the Board Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Non-Employee Director understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.

10.           General.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws provisions thereof).  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  The Non-Employee Director has not relied on any representation not set forth in this Agreement.

11.           Amendment or Modification; Waiver.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Non-Employee Director.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

MONSTER WORLDWIDE, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

Name: